IN THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

BRUCE A. ARBIT and MARK WINTERS,
derivatively on behalf of Bovie Medical Corp.,

Plaintiffs,

v.                                                                                     Case No: 8:11-cv-02020-T-30TBM

ANDREW MAKRIDES, J. ROBERT SARON,
GEORGE W. KROMER, MICHAEL G.
NORMAN, AUGUST LENTRICCHIA, STEVEN
MACLAREN, GREGORY ALAN KONESKY,
MOSHE CITRONOWICZ, PETER PARDOLL,
and LEONARD KEEN,

Defendants,

and

BOVIE MEDICAL CORP.,

Nominal Defendant.
___________________________________________/

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF BOVIE MEDICAL CORPORATION (“BOVIE” OR THE “COMPANY”) AS OF JUNE 26, 2014 (“BOVIE SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS.  IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING CERTAIN CLAIMS DERIVATIVELY ON BEHALF OF BOVIE.

IF YOU HOLD BOVIE COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE IMMEDIATELY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THIS ACTION.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  NO INFERENCES REGARDING THE MERITS OF THE ACTION OR LACK THEREOF SHOULD BE DRAWN FROM THE SETTLEMENT OR THE SENDING OF THIS NOTICE.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative litigation (the “Notice”).  This Notice is provided by Order of the United States District Court for the Middle District of Florida (the “Court”).  It is not the expression of any finding or opinion by the Court about the truth or falsity of Plaintiffs’ allegations or the legal merits of their claims.  Rather, the purpose of this Notice is to notify you of the terms of the proposed Settlement, and your rights related thereto.  The terms of the Settlement are set forth in the Stipulation of Settlement dated June 26, 2014 (the “Stipulation”), which can be obtained at the Company’s website at www.bovie.com or at Plaintiff’s counsel’s website at http://grantfirm.com/, http://www.whafh.com/, or http://www.forthepeople.com/.1
I.           WHY THIS NOTICE IS BEING ISSUED
Your rights may be affected by the settlement of a shareholders’ derivative action captioned Arbit, et al. v. Makrides, et al. and Bovie Medical Corp., Case No. 8:11-cv-02020-T-30TBM (the “Action”).  Plaintiffs Bruce Arbit (“Arbit”) and Mark Winters (“Winters”), together with Arbit, “Plaintiffs”), Defendants Andrew M. Makrides (“Makrides”), J. Robert Saron (“Saron”), George W. Kromer (“Kromer”), Michael G. Norman (“Norman”), August Lentricchia (“Lentricchia”), Steven Maclaren (“Maclaren”), Gregory Alan Konesky (“Konesky”), Moshe Citronowicz (“Citronwicz”), Peter Pardoll (“Pardoll”), and Leonard Keen (“Keen”) (together, the “Individual Defendants”), and Nominal Defendant Bovie (together with the Individual Defendants, “Defendants”) have agreed to settle the Action and have signed a written Stipulation setting forth the terms of the Settlement.  If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice.

1           Unless otherwise defined in this Notice, all capitalized terms used herein shall have the same definition set forth in the Stipulation.  The Stipulation, which you should read in its entirety, provides a complete description of the terms of the Settlement.

On October 2, 2014, at 1:30 p.m., before the Honorable James S. Moody in Courtroom 17 of the Sam M. Gibbons U.S. Courthouse, 801 N. Florida Avenue, Tampa, Florida  33602, the Court will hold a hearing (the “Settlement Hearing”) in the Action.  The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, adequate and should be approved; (ii) whether the Action should be dismissed with prejudice and a final judgment entered; (iii) whether the Released Claims against the Releasees should be finally and fully released; (iv) whether Plaintiffs’ Counsel’s request for fees and reimbursement of  their out of pocket expenses in an aggregate sum not to exceed $850,000.00 (the “Fee and Expense Award”) should be approved; (v) whether an Enhancement Award of incentive fee award of up to $2,500.00 each should be paid by Plaintiffs’ Counsel to Arbit and Winters, respectively, from the Fee and Expense Award; and (vi) such other matters as may be necessary or proper under the circumstances.
II.           OVERVIEW OF THE ACTION.
On September 6, 2011, Arbit and Curt Coulter commenced this Action by filing a Verified Shareholder Derivative Complaint against the Individual Defendants and naming the Company as a nominal defendant.  On March 29, 2012, Plaintiffs filed the operative Amended Verified Shareholder Derivative Complaint (the “Amended Complaint”), alleging that the Individual Defendants breached their fiduciary duties in conducting Bovie’s business, allegedly subjecting Bovie to various litigations by third parties and causing Bovie to lose opportunities to sell all or part of the Company and exploit revenue-generating prospects for its products.   The Amended Complaint asserts claims for breach of fiduciary duty against all Individual Defendants, a claim for breach of contract against Makrides, Saron, and Citronowicz and a claim for injunctive relief requiring the Company’s Board of Directors to implement certain reforms.  The  Amended Complaint further asserted claims arising from the action Leonard Keen v. Bovie Medical Corp., 8:12-cv-00305-SCB-EAJ, which was then pending before this Court in the United States District Court for the Middle District of Florida, Tampa Division (the “Keen Action”).

In late March 2012 and early April 2012, the Parties made extensive disclosures pursuant to Federal Rule of Civil Procedure, 26(f), including the production of certain of the relevant insurance policies.  On May 21, 2012, the Individual Defendants (other than Keen) and Bovie filed a motion to dismiss the Amended Complaint (the “Motion to Dismiss”), asserting that Plaintiffs had failed to make pre-suit demand on Bovie’s Board of Directors and had failed to adequately allege that such a demand would have been futile.  Keen filed an answer to the Amended Complaint on May 21, 2012.  During the pendency of the Motion to Dismiss, Plaintiffs attempted to proceed with already-served document discovery requests.  In response to a motion for a protective order by certain of the Defendants, by order dated July 23, 2012, the Court stayed any further discovery pending its ruling on the Motion to Dismiss.
On September 21, 2012, the Court entered an order denying the Motion to Dismiss on the ground that the Amended Complaint adequately pled that a pre-suit demand upon the Company’s Board would have been futile and required the moving Individual Defendants and Bovie to file answers. On October 12, 2012, the moving Individual Defendants and Bovie filed their respective answers to the Amended Complaint.  The moving Individual Defendants’ Answer and Keen’s Answer each denied the material allegations of the Amended Complaint, denied any wrongdoing, liability, or damages alleged in the Amended Complaint, and asserted defenses.

Subsequent to the filing of the Answers and the expiration of the stay, the Parties engaged in extensive document discovery.  In the course of such discovery, the Company and the Individual Defendants produced more than 45,000 pages of documents.  Those documents included, among other things, transcripts of depositions of several of the Individual Defendants and Bovie employees from the litigations described in the Amended Complaint, as well as documents which had been produced in those actions.  Moreover, Plaintiffs served document and deposition subpoenas on ERBE USA, Inc., Salient Pharmaceuticals, Inc., Medtronic, Inc, Steven Livneh (“Livneh”), Arik Zoran, James Muehleisen and Rick Pfahl.  Plaintiffs further noticed the examinations of the Individual Defendants. Additionally, Plaintiffs conducted substantial informal  discovery, which included interviews with pertinent witnesses, including Livneh, his counsel at the time, and certain large stockholders of Bovie and former Bovie executives, and studied and analyzed Bovie’s corporate history, its public filings, the trading patterns of the Individual Defendants and their sales and purchases of Bovie shares, and the statements and press releases disseminated by the Company.
Throughout the litigation of the Action, Plaintiffs’ Counsel and Defendants’ Counsel communicated about the possibility of a settlement.  Those communications culminated in three full days of mediation before Jed Melnick of JAMS, Inc., a highly-experienced and respected mediator of securities and derivative cases, between September and December 2013.  After three days of arm’s length and hard-fought negotiations over a several month period in which Plaintiffs, Defendants, and Defendants’ insurance carriers participated, Plaintiffs and Defendants reached an agreement in principle to resolve the Action on the terms presented in the Stipulation.  Thereafter, Plaintiffs, Defendants, and Defendants’ insurance carriers, with the assistance of Mr. Melnick, separately negotiated the Fee and Expense Award.  In light of the substantial benefits conferred upon the Company by the Settlement, Plaintiffs, Defendants, and Defendants’ insurance carriers agreed to a Fee and Expense Award, to be determined by the Court, in an amount not to exceed $850,000.00.

III.           TERMS OF THE PROPOSED SETTLEMENT
The principal terms of the Settlement, which are subject to approval by the Court, are summarized below.  This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Stipulation, which has been filed with the Court and is available for public inspection, or can be obtained at the Company’s website at www.boviemedical.com, and Plaintiffs’ Counsels’ websites at http://grantfirm.com/, http://www.whafh.com/, or http://www.forthepeople.com/.  To fully, finally, and forever resolve the Action, and following extensive, arm’s length settlement negotiations, Plaintiffs and Defendants have agreed as follows:
A.           Corporate Governance Measures
In connection with the Settlement of the Action, Bovie has acknowledged that the filing and prosecution of the Action were material factors in the following corporate decisions and actions, which Bovie has agreed conferred substantial benefits upon the Company and its shareholders:
(1)           The Company’s decision, in March 2012, to reduce the size of its Board from nine to seven, thereby increasing the influence of its independent directors.
(2)           The Company’s decision in 2013 to seek new financing to advance the commercialization of its J-Plasma product.

(3)           The Company’s decision, in November 2013, to settle the action entitled Livneh, et al. v. Bovie Medical Corp., et al., Case No. 8:12-1492-VAC-TBM (the “Livneh Litigation”), filed in the United States District Court for the Middle District of Florida, which litigation, if unresolved, would have exposed the Company to significant litigation costs and to a potentially significant judgment.
(4)           The Company’s decision, through the mediation and Settlement of the Action, to settle various related disputes between it and Illinois National Insurance Company and National Union Fire Insurance Company of Pittsburgh, P.A. concerning insurance coverage available in this Action and in a separate litigation styled Keen v. Bovie Medical Corp., Case No. 8:12-cv-00305-SCB-EAJ, which disputes, if unresolved, would have exposed the Company to significant litigation costs.
In addition, and also in connection with the Settlement of the Action, the Company has agreed that its Board of Directors will, within 90 days of the Effective Date, institute and implement, for a period of four years, the following corporate governance enhancements:
(1)           Creation of Lead Independent Director.  The Board will create a position of Lead Independent Director that will: (a) coordinate the activities of independent directors, coordinate with the CEO and corporate secretary to set agendas for board meetings, and chair executive sessions of independent directors and (b) meet with the Compensation Committee to discuss CEO performance.
(2)           Extension of CEO Evaluation Process.  The Company’s Board of Directors will extend the current CEO evaluation process described in the Company’s Corporate Governance Guidelines to the Chairman, President COO, or any person performing like functions.

(3)           Evaluation of Code of Business Conduct and Ethics.  The Corporate Governance and Nominating Committee will, on an annual basis, consider whether amendments to the Code of Business Conduct and Ethics are required and discuss those changes.
(4)           Codification of Certain Practices.  The Company will codify (to the extent not already implemented and codified) the following practices in its Corporate Governance Guidelines, Audit Committee Charter, and Compensation Committee Charter, as appropriate:
(a)           Provision for no fewer than four regular meetings per year of the Board of Directors with an agenda to be disseminated prior to the meeting and minutes which are kept and circulated at the following meeting.
(b)           Prohibition on the hiring of any relative of any member of management, or the retention of any such person, or the renewal of any contract of any such person without formal consideration and formal approval by the Audit Committee, which consideration shall include whether the terms of such hiring, retention, or renewal is fair and reasonable to the Company.
(c)           Prohibition on the appointment of any relative of any member of management or the Board, or any consultant to the Company, or any person with a material contract or agreement with the Company to the Board without consideration and formal approval by the Audit Committee, which consideration shall include whether the terms of such hiring, retention, or renewal is fair and reasonable to the Company.
(d)           Provision for annual circulation of Code of Business Conduct and Ethics and certification by managers, officers, and directors.

(e)           Provision for Compensation Committee compensation advisors to be independent of company and executive officers and directors.
(f)           Provision for Audit Committee minutes to be maintained and circulated to the Board of Directors.
(g)           Provision for Audit Committee to maintain oversight of any criminal or regulatory enforcement inquiry, investigation, or proceeding involving the Company, an executive officer, or a director, such oversight to include consideration of each such matter at each regular meeting of the Audit Committee and the making or recommendations to the Board, after consultation with counsel, if necessary.
(h)           Provision for Audit Committee to maintain oversight of any litigation to which the Company is a plaintiff or defendant, with such oversight to include consideration of each such matter at a regular meeting of the Audit Committee and the making of recommendations to the Board, after consultation with counsel, if necessary.
(i)           Provision for Audit Committee to maintain oversight of any material litigation to which an executive officer or director of the Company is made a defendant by reason of being an executive officer or director of the Company, with such oversight to include consideration of each such matter at each regular meeting of the Audit Committee, whether it is appropriate for the company to provide advancement or indemnification to each such officer or director, and the proposal of recommendations to the Board, after consultation with counsel.

(j)           Provision authorizing Audit Committee, with respect to each inquiry, investigation, or litigation matter over which the Audit Committee is required to exercise oversight responsibilities and without further action by the Board, to commence an internal investigation and, in that connection, to employ at the Company’s expense such legal and other advisors as the Audit Committee deems appropriate.
(5)           Limitation on Return of Options.  The Company will not return to Moshe Citronowicz the 75,000 vested and unvested options that were cancelled on or about November 29, 2011.  The Board and Compensation Committee retain full discretion to compensate Citronowicz for performance or incentive purposes in any manner consistent with their fiduciary duties; provided, however, that any additional compensation will be based on his activities and performance subsequent to the cancellation of those options and will be recorded in the minutes.
B.           Dismissal and Release of Claims.
The full terms of the dismissal and release of claims are set forth in the Stipulation.  The following is only a summary.  The Stipulation provides for the entry of judgment dismissing the Action against Bovie and the Individual Defendants with prejudice and, as explained fully in the Stipulation, barring and releasing any Released Claims (including Unknown Claims) that have been or could have been brought in any court by the Plaintiffs individually or derivatively on behalf of Bovie, by Bovie, and by any Bovie shareholders derivatively on behalf of Bovie against Bovie or any of the Individual Defendants that arise out of, are based upon, involve, or are in any way related to any circumstance, event, fact, occurrence, or transaction alleged or described in the original complaint, the Amended Complaint, or otherwise by Plaintiffs in the Action.  The Stipulation further provides that the entry of the judgment will bar and release any claims by Defendants against Plaintiffs and Plaintiffs’ Counsel based upon the initiation, prosecution, or settlement of the Action.

C.           Plaintiffs’ Attorneys’ Fees and Expenses and Plaintiffs’ Enhancements.
After negotiating the substance of the Settlement, and through arm’s length negotiations at mediation, the Parties negotiated the attorneys’ fees and expenses of Plaintiffs’ Counsel in the Action.  As a result of these negotiations, Plaintiffs’ Counsel will apply to the Court for a fee and the reimbursement of their out of pocket expenses, the Fee and Expense Award, in an amount not to exceed $850,000.00, which Defendants will not oppose.  The Parties have further agreed, subject to Court approval, that each of Plaintiffs Arbit and Winters may apply for an Enhancement Award not to exceed $2,500.00 each to be paid exclusively from any Fee and Expense Award approved by the Court and not separately by the Defendants or their insurance carriers.  In the event that the Court does not award all or a portion of the Enhancement Award, such remainder will be paid to Plaintiffs’ counsel.
IV.           REASONS FOR THE SETTLEMENT
A.           Why Did Plaintiffs Agree To Settle?
Counsel for the Parties believe that the Settlement is in the best interests of Bovie and its shareholders.  Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action.  Plaintiffs’ Counsel have analyzed tens of thousands of pages of documents, interviewed potential witnesses, and researched and considered the applicable law with respect to the claims and defenses asserted.
Based upon the investigation and analysis described above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable, and adequate to Plaintiffs, Bovie, and its shareholders, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (i) the substantial benefits that Bovie and Bovie’s shareholders have received or will receive from the Settlement; (ii) the attendant risks of continued litigation of the Action, particularly given Defendants’ limited insurance coverage and the complex insurance issues involved in this and the related actions; and (iii) the desirability of permitting the Settlement to be consummated.

Given the limited insurance coverage, and the financial wherewithal of the Individual Defendants to withstand a significant judgment, Plaintiffs believed that further litigation would not likely succeed in producing a more significant recovery, and could result in little or no recovery.  Plaintiffs and their counsel therefore believed that, under the circumstances, they have obtained the best possible relief for Bovie and its stockholders.
B.           Why Did Defendants Agree To Settle?
Defendants have denied and continue to deny each and every allegation of wrongdoing or liability made against them or that could have been made against them in the Action.  Defendants assert that, at all times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Bovie and its shareholders.  Their agreement to the Settlement is not an admission or concession to the contrary.  Rather, the Defendants have acknowledged that any litigation, especially complex securities and derivative litigation, involves burden, distraction, expense, inconvenience, and risk and have entered into the Settlement to avoid those outcomes without admitting or conceding any wrongdoing or liability whatsoever.
V.           FINAL COURT HEARING REGARDING SETTLEMENT
On October 2, 2014 at 1:30 p.m., the Court will hold the Settlement Hearing before the Honorable James S. Moody in Courtroom 17 of the Sam M. Gibbons U.S. Courthouse, 801 N. Florida Avenue, Tampa, Florida  33602.  At the Settlement Hearing, the Court will consider:  (i) whether the terms of the Settlement are fair, reasonable, adequate and should be approved; (ii) whether the Action should be dismissed with prejudice and a final judgment entered; (iii) whether the Released Claims against the Releasees should be finally and fully released; (iv) whether Plaintiffs’ Counsel’s request for fees and reimbursement of  their out of pocket expenses in an aggregate sum not to exceed $850,000.00 (the “Fee and Expense Award”) should be approved; (v) whether an Enhancement Award of incentive fee award of up to $2,500.00 each should be paid by Plaintiffs’ Counsel to Arbit and Winters, respectively, from the Fee and Expense Award; and (vi) such other matters as may be necessary or proper under the circumstances.

VI.           YOUR RIGHT TO ATTEND THE SETTLEMENT HEARING
Any Bovie Shareholder may, but is not required to, appear in person at the Settlement Hearing.  BOVIE SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.  If you are a Bovie Shareholder, as defined above, and  have an objection to the terms of the Settlement, the Fee and Expense Award or the Incentive Award, and/or would like to be heard at the Settlement Hearing, then you must comply with the below procedures for filing an objection.
The Court has the right to change the Settlement Hearing date or time without further notice.  Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court.
VII.           YOUR RIGHT TO OBJECT AND PROCEDURES FOR DOING SO
You have the right to object to any aspect of the Settlement, the Fee and Expense Award and/or the Incentive Fee Award.  You must first object in writing, in order to be heard at the Settlement Hearing.  IF YOU CHOOSE TO OBJECT, THEN YOU MUST COMPLY WITH THE FOLLOWING PROCEDURES.

Any Bovie Shareholder who objects to the Settlement, the application for the Fee and Expense Award, or the Incentive Fee Award, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such person shall be received and considered by the Court unless, no later than ten (10) calendar days prior to the Settlement Hearing, such person files with the Court the following documents: (1) a written and signed notice of intention to appear that states the name, address and telephone number of the objector and, if represented, his, her or its counsel; (2) proof that the objector was either record holder or beneficial owner of shares of Bovie stock as of the date of June 26, 2014 and continues to hold such shares; and (3) a written detailed statement of the person’s objections to any matter before the Court, including the specific grounds therefor or the reasons why such person desires to appear and be heard, as well as all documents and writings which such person desires the Court to consider, including any legal and evidentiary support.
YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN SEPTEMBER 22, 2014.  The Clerk’s address is:
Clerk of Court
United States District Court
Middle District of Florida
Sam M. Gibbons U.S. Courthouse
801 N. Florida Ave.
Tampa, Florida  33602

YOU MUST ALSO DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THAT THEY ARE RECEIVED NO LATER THAN SEPTEMBER 22, 2014.  Counsel’s addresses are:

Lynda J. Grant
TheGrantLawFirm, PLLC
521 Fifth Avenue, 17th Floor
New York, New York  10175

Samuel J. Salario, Jr.
Carlton Fields Jorden Burt, P.A.
4221 W. Boy Scout Boulevard, Suite 1000
Tampa, Florida  33607

and

Chris Ballentine
Fisher, Rushmer, Werrenrath, Dickson, Talley & Dunlap, P.A.
390 North Orange Avenue, Suite 2200
Orlando, Florida  32801

Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement, the application for Fees and Expenses, the Incentive Fee Award, or any other matter related to the Settlement.

VII.           HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation.  It is not a complete statement of the events which occurred during the court of the Action or the provision of the Stipulation.  You may inspect the Stipulation and other papers filed in the Action at the office of the Clerk of the Court at any time during regular business hours each day.  The Clerk’s office is located at the Sam M. Gibbons U.S. Courthouse, 801 N. Florida Avenue, Tampa, Florida  33602.  The Clerk’s office will not mail these documents to you.  You may also contact a representative of Plaintiffs’ Counsel: Lynda Grant, TheGrantLawFirm, PLLC, 521 Fifth Avenue, 17th Floor, New York, New York  10175, Telephone: 212-292-4441; Robert Abrams, Wolf Haldenstein Adler Freeman & Herz, LLP, 270 Madison Avenue, New York, New York  10016, Telephone: 212-545-4602; for information about the Settlement.  Finally, a copy of the Stipulation and its exhibits can be obtained at the Company’s website at www.boviemedical.com or at Plaintiffs’ Counsels’ website at http://grantfirm.com/, http://www.whafh.com/, or http://www.forthepeople.com/.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS ABOUT THIS NOTICE, THE SETTLEMENT, OR THE ACTION TO EITHER THE COURT OR THE CLERK’S OFFICE.  Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiffs’ Counsel, at the address or telephone numbers set forth above.

DATED:  July 17, 2014                                                BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA